Exhibit 99.1

TransDigm Group Reports Record Fiscal 2008 Third Quarter Results

Cleveland, Ohio, August 5, 2008/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal third quarter ended June 28, 2008. Highlights for the quarter include:

•	Earnings per share up 60.0% to $0.72 from $0.45

•	Net sales up 18.0% to $186.0 million from $157.6 million

•	Net income up 62.7% to $36.0 million from $22.1 million

•	Adjusted earnings per share up 38.9% to $0.75 from $0.54

•	EBITDA As Defined up 17.9% to $86.8 million from $73.6 million

•	Fiscal 2008 financial outlook revised upward

Net sales for the quarter rose 18.0% to $186.0 million from $157.6 million in the comparable quarter a year ago. Organic net sales growth was approximately 12%. The acquisitions of Bruce Aerospace, Inc. and CEF Industries, Inc. accounted for the balance of the sales increase.

Net income for the quarter rose 62.7% to $36.0 million, or $0.72 per share, compared with $22.1 million, or $0.45 per share, in the comparable quarter a year ago. This increase of $13.9 million was primarily due to the growth in net sales, continued productivity improvement and lower interest expense. Also contributing to the increase in net income was the reduction in acquisition-related expenses in fiscal 2008 and the non-recurring costs related to the May 2007 secondary offering.

Adjusted net income for the quarter increased 41.8% to $37.5 million, or $0.75 per share, from $26.5 million, or $0.54 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $1.5 million, net of tax, or $0.03 per share, of non-cash compensation costs and acquisition-related expenses. Adjusted net income for the prior-year quarter excluded $4.4 million, net of tax, or $0.09 per share, of acquisition-related costs, non-recurring costs related to the secondary offering, and non-cash compensation-related expenses.

EBITDA for the quarter increased 24.5% to $84.6 million from $67.9 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 17.9% to $86.8 million from $73.6 million for the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.6%.

“We are pleased with the operating results of our fiscal 2008 third quarter, particularly in light of the uncertainties in both the general economy as well as the commercial airline industry,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Our organic sales growth of 12% and EBITDA As Defined margin of almost 47% continue to reflect the strength of our proprietary and sole source products as well as the diverse global commercial aerospace and military markets we serve. The ongoing strong EBITDA As Defined margin was again achieved in spite of the dilutive impact of recent acquisitions and Boeing 787 development expenses.”

As previously disclosed, TransDigm Group acquired aerospace component supplier CEF Industries on May 7, 2008.

Year-to-Date Results

Net sales for the 39-week period ended June 28, 2008, were $524.5 million, a 23.5% increase over net sales of $424.8 million in the comparable period last year. Organic net sales growth was approximately 10%. The recent acquisitions accounted for the balance of the sales increase.

Net income for the period increased 48.7% to $95.1 million, or $1.90 per share, from $64.0 million, or $1.33 per share, in the comparable period a year ago. The increase was primarily due to the growth in net sales, the strength of our proprietary products, continued productivity efforts and lower interest expense. Also contributing to the increase in net income was the reduction in acquisition-related expenses incurred during fiscal 2008 and the non-recurring expense related to the secondary offering in fiscal 2007.

Adjusted net income for the period increased 36.3% to $100.5 million, or $2.01 per share, from $73.8 million, or $1.53 per share, in the comparable period a year ago. Adjusted net income in the current year-to-date period excludes $2.4 million of acquisition-related costs, net of tax, or $0.05 per share, and $3.0 million of certain non-cash compensation-related expenses, net of tax, or $0.06 per share. Adjusted net income in the prior year-to-date period excluded $9.8 million, net of tax, or $0.20 per share, of acquisition-related costs, certain non-cash compensation-related expenses and non-recurring costs related to the secondary offering.

Year-to-date EBITDA increased 27.7% to $236.8 million compared with $185.3 million for the comparable period a year ago. EBITDA As Defined for the period increased 22.9% to $243.6 million from $198.1 million for the comparable period a year ago.

Upward Revision to Fiscal 2008 Outlook

“We continue to be optimistic about the fourth quarter and fiscal 2008. At this time, we expect fiscal 2009 revenues to be above fiscal 2008 revenues. However, it appears increasingly possible that fiscal 2009 could see modest, if any, growth in worldwide air traffic. Demand for commercial OEM aircraft production remains strong and we expect will continue to do so in 2009,” continued Howley.

“Our practice has been to reduce our cost structure ahead of softening market conditions. This has proven to be an effective means of protecting long term shareholder value. Given this uncertain market outlook, we have started to reduce our cost structure and expect to have made significant reductions by the end of the current fourth quarter to position ourselves for fiscal 2009. We will closely monitor our cost structure and make additional adjustments, up or down, as we move forward into fiscal 2009.”

Based upon current market conditions, the recent acquisition of CEF Industries and assuming no further acquisition activity, the Company is raising full year fiscal 2008 guidance as follows:

•	Revenues are anticipated in the range of $710 million to $715 million (previously in the range of $700 million to $710 million);

•	Net income is anticipated in the range of $130 million to $132 million (previously in the range of $128.5 million to $131.5 million);

•	EBITDA As Defined is anticipated in the range of $330 million to $333 million (previously in the range of $326 million to $331 million);

•	Earnings per share are expected to be in the range of $2.59 to $2.63 per share (previously in the range of $2.56 to $2.62 per share) compared with $1.83 in fiscal 2007; and

•	Adjusted earnings per share are expected to be in the range of $2.75 to $2.79 per share (previously in the range of $2.69 to $2.75 per share) compared with $2.10 in fiscal 2007.

The Company will provide fiscal 2009 guidance at the time fourth quarter earnings are released.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on August 5, 2008, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 510-0711 and enter the pass code 36856015. International callers should dial (617) 597-5379 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 77654017. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, mechanical/electro-mechanical actuators and controls, gear pumps, engineered connectors, specialized valving, power conditioning devices, engineered latches and cockpit security devices, specialized AC/DC electric motors, lavatory hardware and components, hold-open rods and locking devices, aircraft audio systems, NiCad batteries/chargers, and specialized fluorescent lighting and cockpit displays.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Upward Revision to Fiscal 2008 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney Investor Relations (216) 706-2945 ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 28, 2008 AND JUNE 30, 2007

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
NET SALES	$186,052	$157,613	$524,473	$424,760

COST OF SALES	85,570	75,360	241,980	203,802

GROSS PROFIT	100,482	82,253	282,493	220,958

OPERATING EXPENSES:
Selling and administrative	19,317	17,340	55,549	44,047
Amortization of intangibles	2,747	3,607	8,841	8,617

Total operating expenses	22,064	20,947	64,390	52,664

INCOME FROM OPERATIONS	78,418	61,306	218,103	168,294

INTEREST EXPENSE - Net	21,849	25,924	70,371	66,320

INCOME BEFORE INCOME TAXES	56,569	35,382	147,732	101,974

INCOME TAX PROVISION	20,570	13,261	52,595	38,004

NET INCOME	$35,999	$22,121	$95,137	$63,970

Net Earnings Per Share:
Basic earnings per share	$0.75	$0.48	$2.00	$1.42
Diluted earnings per share	$0.72	$0.45	$1.90	$1.33

Weighted-Average Shares Outstanding:
Basic	48,084	45,800	47,639	45,182
Diluted	50,273	48,832	50,058	48,272

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 28, 2008 AND JUNE 30, 2007

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net Income	$35,999	$22,121	$95,137	$63,970

Depreciation and Amortization	6,155	6,612	18,649	17,040
Interest Expense, net	21,849	25,924	70,371	66,320
Income Tax Provision	20,570	13,261	52,595	38,004

EBITDA	84,573	67,918	236,752	185,334

Add: As Defined Adjustments:

Deferred Compensation Costs (1)	562	329	1,643	1,339
Stock Option Expense (2)	855	983	3,066	2,432
Acquisition-Related Costs (3)	765	2,682	2,117	7,051
Write Down of PPE Held for Sale (4)	—	—	—	302
Non-Recurring Equity Offering Costs(5)	—	1,691	—	1,691

Gross Adjustments to EBITDA	2,182	5,685	6,826	12,815

EBITDA As Defined	$86,755	$73,603	$243,578	$198,149

EBITDA As Defined, Margin(6)	46.6%	46.7%	46.4%	46.6%

(1)	Represents the expenses recognized by TransDigm Group under its deferred compensation plans.
(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	Represents the write-down of certain property to its fair value that was reclassified as held for sale in fiscal 2007.
(5)	Represents non-recurring costs and expenses incurred by TransDigm Group related to the secondary offering completed in May 2007.
(6)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 28, 2008 AND JUNE 30, 2007

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net Income	$35,999	$22,121	$95,137	$63,970

Gross Adjustments to EBITDA	2,182	5,685	6,826	12,815
Purchase Accounting Backlog Amortization	225	1,266	1,597	2,815
Tax Adjustment	(887)	(2,607)	(2,999)	(5,830)

Adjusted Net Income	$37,519	$26,465	$100,561	$73,770

Basic Earnings per Share	$0.75	$0.48	$2.00	$1.42
Diluted Earnings per Share	$0.72	$0.45	$1.90	$1.33

Adjusted Basic Earnings per Share	$0.78	$0.58	$2.11	$1.63
Adjusted Diluted Earnings per Share	$0.75	$0.54	$2.01	$1.53

Weighted-Average Shares Outstanding:
Basic	48,084	45,800	47,639	45,182
Diluted	50,273	48,832	50,058	48,272

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	June 28, 2008	September 30, 2007
Cash and cash equivalents	$189,193	$105,946
Trade accounts receivable - net	100,947	100,094
Income taxes receivable	—	4,472
Inventories	142,993	126,763

Accounts payable	26,136	24,753
Income taxes payable	6,728	—
Accrued liabilities	57,751	42,466

Long-term debt	1,357,348	1,357,854